File 333187129
Rule 424 b3


AMERICAN DEPOSITARY SHARES
One 1 American Depositary Share represents
One 1 Share

THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
BANKIA, S.A.
INCORPORATED UNDER THE LAWS
OF SPAIN
       The Bank of New York Mellon, as
depositary hereinafter called the Depositary, hereby certifies i that there have been deposited with the Depositary or its agent, nominee, custodian, clearing agency or correspondent, the securities described above
Shares or evidence of the right to receive such Shares, ii that at the date hereof each American Depositary Share evidenced by this Receipt represents the amount of Shares shown above, and that or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
hereby evidenced and called, and except as
otherwise herein expressly provided, is
entitled upon surrender at the Corporate Trust
Office of the Depositary, New York, New
York of this Receipt duly endorsed for
transfer and upon payment of the charges as
provided on the reverse of this Receipt and in
compliance with applicable laws or
governmental regulations, at Owners option 1
to delivery at the office of the agent,
nominee, custodian, clearing agency or
correspondent of the Depositary, to a person
specified by Owner, of the amount of
Deposited Securities represented hereby or
evidence of the right to receive the same or 2
to have such Deposited Securities forwarded
at his cost and risk to him at the Corporate
Trust Office of the Depositary.  The words
Deposited Securities wherever used in this
Receipt shall mean the Shares deposited
under the agreement created by the Receipts
as hereinafter defined including such
evidence of the right to receive the same, and
any and all other securities, cash and other
property held by the Depositary in place
thereof or in addition thereto as provided
herein.  The word Owner wherever used in
this Receipt shall mean the name in which
this Receipt is registered upon the books of
the Depositary from time to time.  The
Depositarys Corporate Trust Office is located
at a different address than its principal
executive office. Its Corporate Trust Office is
located at 101 Barclay Street, New York,
New York 10286, and its principal executive
office is located at One Wall Street, New
York, New York 10286.
1.	RECEIPTS.
	This American Depositary
Receipt this Receipt is one of a continuing
issue of American Depositary Receipts
collectively, the Receipts, all evidencing
rights of like tenor with respect to the
Deposited Securities, and all issued or to be
issued upon the terms and subject to the
conditions herein provided, which shall
govern the continuing arrangement by the
Depositary with respect to initial deposits as
well as the rights of holders and Owners of
Receipts subsequent to such deposits.
	The issuer of the Receipts is
deemed to be the legal entity resulting from
the agreement herein provided for.
	The issuance of Receipts
against deposits generally may be suspended,
or the issuance of Receipts against the deposit
of particular Shares may be withheld, if such
action is deemed necessary or advisable by
the Depositary at any time and from time to
time because of any requirements of any
government or governmental body or
commission or for any other reason.  The
Depositary assumes no liability with respect
to the validity or worth of the Deposited
Securities.
2.	TRANSFER OF
RECEIPTS.
	Until the surrender of this
Receipt in accordance with the terms hereof,
the Depositary will maintain an office in the
Borough of Manhattan, The City of New
York, for the registration of Receipts and
transfers of Receipts where the Owners of the
Receipts may, during regular business hours,
inspect the transfer books maintained by the
Depositary that list the Owners of the
Receipts.  The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the holder
hereof in person or by duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes, and the fees and
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into other
such Receipts, or may be combined with
other such Receipts into one Receipt,
representing the same aggregate number of
American Depositary Shares as the Receipt or
Receipts surrendered.  Upon such split or
combination not involving a transfer, a charge
will be made as provided herein.  The
Depositary may close the transfer books at
any time or from time to time when deemed
expedient by it in connection with the
performance of its duties hereunder.
3.	PROOF OF
CITIZENSHIP OR RESIDENCE.
	The Depositary may require
any holder or Owner of Receipts, or any
person presenting securities for deposit
against the issuance of Receipts, from time to
time, to file such proof of citizenship or
residence and to furnish such other
information, by affidavit or otherwise, and to
execute such certificates and other
instruments as may be necessary or proper to
comply with any laws or regulations relating
to the issuance or transfer of Receipts, the
receipt or distribution of dividends or other
property, or the taxation thereof or of receipts
or deposited securities, and the Depositary
may withhold the issuance or registration of
transfer of any Receipt or payment of such
dividends or delivery of such property from
any holder, Owner or other person, as the
case may be, who shall fail to file such
proofs, certificates or other instruments.
4.	TRANSFERABILITY;
RECORDOWNERSHIP.
	It is a condition of this
Receipt and every successive holder and
Owner of this Receipt by accepting or holding
the same consents and agrees, that title to this
Receipt, when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument; provided, however, that prior to
the due presentation of this Receipt for
registration of transfer as above provided,
and subject to the provisions of Article 9
below, the Depositary, notwithstanding any
notice to the contrary, may treat the person in
whose name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of determining
the person entitled to distribution of
dividends and for any other purpose.
5.	TAX LIABILITY.
	The Depositary shall not be
liable for any taxes or governmental or other
assessments or charges that may become
payable in respect of the Deposited
Securities, but a ratable part of any and all of
the same, whether such tax, assessment or
charge becomes payable by reason of any
present or future law, statute, charter
provision, bylaw, regulation or otherwise,
shall be payable by the Owner hereof to the
Depositary at any time on request.  Upon the
failure of the holder or Owner of this Receipt
to pay any such amount, the Depositary may
sell for account of such Owner an amount of
the Deposited Securities equal to all or any
part of the amount represented by this
Receipt, and may apply the proceeds in
payment of such obligations, the Owner
hereof remaining liable for any deficiency.
6.	REPRESENTATIONS
AND WARRANTIES.
	Every person presenting
Shares for deposit shall be deemed thereby to
represent and warrant that such Shares and
each certificate, if any, therefor are validly
issued, fully paid and nonassessable, that
such Shares were not issued in violation of
any preemptive or similar rights of the
holders of any securities and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such securities
and the sale of American Depositary Shares
representing such Shares by that person in the
United States are not restricted under the
Securities Act of 1933, as amended the
Securities Act of 1933.  Such representations
and warranties shall survive the deposit of
such securities and issuance of Receipts.
	This Receipt is issued
subject, and all rights of the holder or Owner
hereof are expressly subject, to the terms and
conditions set forth on both sides of this
Receipt, all of which form a part of the
agreement evidenced in this Receipt and to all
of which the holder or Owner hereof by
accepting this Receipt consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES; VOTING
RIGHTS.
	As of the date of the establishment of the
program for issuance of Receipts by the
Depositary, the Depositary believed, based on
limited investigation, that the issuer of the
Deposited Securities either i furnished the
Securities and Exchange Commission the
Commission with certain public reports and
documents required by foreign law or
otherwise or ii published information in
English on its Internet website at
httpwww.bankia.comen or another electronic
information delivery system generally
available to the public in its primary trading
market, in either case in compliance with
Rule 12g32b under the Securities and
Exchange Act of 1934 as in effect and
applicable to that issuer at that time.
However, the Depositary does not assume
any duty to determine if the issuer of the
Deposited Securities is complying with the
current requirements of Rule 12g32b or to
take any action if that issuer is not complying
with those requirements.
	The Depositary shall be
under no obligation to give notice to the
holder or Owner of this Receipt of any
meeting of shareholders or of any report of or
communication from the issuer of the
Deposited Securities, or of any other matter
concerning the affairs of such issuer, except
as herein expressly provided.  The Depositary
undertakes to make available for inspection
by holders and Owners of the Receipts at its
Corporate Trust Office, any reports and
communication received from the issuer of
the Deposited Securities that are both i
received by the Depositary as the holder of
the Deposited Securities and ii made generally
available to the holders of the Deposited
Securities by the issuer thereof.  Such reports
and communications will be available in the
language in which they were received by the
Depositary from the issuer of the Deposited
Securities, except to the extent, if any, that
the Depositary in its sole discretion elects to
both i translate into English any of such
reports or communications that were not in
English when received by the Depositary and
ii make such translations, if any, available for
inspection by holders and Owners of the
Receipts.  The Depositary has no obligation
of any kind to translate any of such reports or
communications or to make such translation,
if any, available for such inspection.
	The Depositary may, in its
discretion, exercise, in any manner, or not
exercise, any and all voting rights that may
exist in respect of the Deposited Securities.
The Depositary may, but assumes no
obligation to, notify Owners of an upcoming
meeting of holders of Deposited Securities or
solicit instructions from Owners as to the
exercise of any voting rights with respect to
the Deposited Securities. Upon the written
request of the Owner of this Receipt and
payment to it of any expense involved, the
Depositary may, in its sole discretion, but
assumes no obligation to, exercise any voting
rights with respect to the amount of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt in accordance with that request.
8.	DISTRIBUTIONS.
	Until the surrender of this
Receipt, the Depositary a shall distribute or
otherwise make available to the Owner
hereof, at a time and in such manner as it
shall determine, any distributions of cash,
Shares or other securities or property other
than subscription or other rights and b may
distribute or otherwise make available to the
Owner hereof, at a time and in such manner
as it shall determine, any distributions of
subscription or other rights, in each case
received with respect to the amount of
Deposited Securities represented hereby, after
deduction, or upon payment of the fees and
expenses of the Depositary described in
Article 13 below, and the withholding of any
taxes in respect thereof; provided, however,
that the Depositary shall not make any
distribution for which it has not received
satisfactory assurances, which may be an
opinion of United States counsel, that the
distribution is registered under, or is exempt
from or not subject to the registration
requirements of, the Securities Act of 1933 or
any other applicable law.  If the Depositary is
not obligated, under the preceding sentence,
to distribute or make available a distribution
under the preceding sentence, the Depositary
may sell such Shares, other securities,
subscription or other rights, securities or other
property, and the Depositary shall distribute
the net proceeds of a sale of that kind to the
Owners entitled to them, after deduction or
upon payment of the fees and expenses of
the Depositary described in Article 13 below
and the withholding of any taxes in respect
thereof.  In lieu of distributing fractional
American Depositary Shares for distributed
Shares or other fractional securities, the
Depositary may, in its discretion, sell the
amount of securities or property equal to the
aggregate of those fractions.  In the case of
subscription or other rights, the Depositary
may, in its discretion, issue warrants for such
subscription or other rights andor seek
instructions from the Owner of this Receipt as
to the disposition to be made of such
subscription or other rights.  If the Depositary
does not distribute or make available to
Owners or sell distributed subscription or
other rights, the Depositary shall allow those
rights to lapse.  Sales of subscription or other
rights, securities or other property by the
Depositary shall be made at such time and in
such manner as the Depositary may deem
advisable.
	If the Depositary shall find
in its opinion that any cash distribution is not
convertible in its entirety or with respect to
the Owners of a portion of the Receipts, on a
reasonable basis into U.S. Dollars available to
it in the City of New York, or if any required
approval or license of any government or
agency for such conversion is denied or is not
obtainable within a reasonable period, the
Depositary may in its discretion make such
conversion and distribution in U.S. Dollars to
the extent possible, at such time and rates of
conversion as the Depositary shall deem
appropriate, to the Owners entitled thereto
and shall with respect to any such currency
not converted or convertible either i distribute
such foreign currency to the holders entitled
thereto or ii hold such currency for the
respective accounts of such Owners
uninvested and without liability for interest
thereon, in which case the Depositary may
distribute appropriate warrants or other
instruments evidencing rights to receive such
foreign currency.
9.	RECORD DATES
ESTABLISHED BY DEPOSITARY.
	Whenever any cash
dividend or other cash distribution shall
become payable or any distribution other than
cash shall be made, or whenever rights shall
be offered, with respect to Deposited
Securities, or whenever the Depositary shall
receive notice of any meeting of Owners of
Deposited Securities, or whenever it is
necessary or desirable to determine the
Owners of Receipts, the Depositary will fix a
record date for the determination of the
Owners generally or the Owners of Receipts
who shall be entitled to receive such
dividend, distribution or rights, or the net
proceeds of the sale thereof, to give
instructions for the exercise of voting rights at
any such meeting or responsible for any other
purpose for which the record date was set.
10.	CHANGES AFFECTING
DEPOSITED SECURITIES.
	Upon i any change in
nominal value or any subdivision,
combination or any other reclassification of
the Deposited Securities, or ii any
recapitalization, reorganization, sale of assets
substantially as an entirety, merger or
consolidation affecting the issuer of the
Deposited Securities or to which it is a party,
or iii the redemption by the issuer of the
Deposited Securities at any time of any or all
of such Deposited Securities provided the
same are subject to redemption, then and in
any such case the Depositary shall have the
right to exchange or surrender such Deposited
Securities and accept and hold hereunder in
lieu thereof  other shares, securities, cash or
property to be issued or delivered in lieu of or
in exchange for, or distributed or paid with
respect to, such Deposited Securities.  Upon
any such exchange or surrender, the
Depositary shall have the right, in its
discretion, to call for surrender of this Receipt
in exchange upon payment of fees and
expenses of the Depositary for one or more
new Receipts of the same form and tenor as
this Receipt, but describing the substituted
Deposited Securities.  In any such case the
Depositary shall have the right to fix a date
after which this Receipt shall only entitle the
Owner to receive such new Receipt or
Receipts.  The Depositary shall mail notice of
any redemption of Deposited Securities to the
Owners of Receipts, provided that in the case
of any redemption of less than all of the
Deposited Securities, the Depositary shall
select in such manner as it shall determine an
equivalent number of American Depositary
Shares to be redeemed and shall mail notice
of redemption only to the Owners of Receipts
evidencing those American Depositary
Shares.  The sole right of the Owners of
Receipts evidencing American Depositary
Shares designated for redemption after the
mailing of such notice of redemption shall be
to receive the cash, rights and other property
applicable to the same, upon surrender to the
Depositary and upon payment of its fees and
expenses of the Receipts evidencing such
American Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary shall not incur any
liability to any holder or Owner of this
Receipt i if by reason of any provisions of
any present or future law of the United States
of America, any state thereof, or of any other
country, or of any governmental or regulatory
authority, or by reason of any provision,
present or future, of the charter or articles of
association or similar governing document of
the issuer or of the Deposited Securities, the
Depositary shall be prevented, delayed or
forbidden from or subjected to any civil or
criminal penalty or extraordinary expenses on
account of doing or performing any act or
thing which by the terms hereof it is provided
shall be done or performed, ii by reason of
any nonperformance or delay, caused as
specified in clause i above, in the
performance of any act or thing which by the
terms of this Receipt it is provided shall or
may be done or performed, iii by reason of
any exercise of, or failure to exercise, any
discretion provided for herein, iv for the
inability of any Owner or holder to benefit
from any distribution, offering, right or other
benefit which is made available to holders of
Deposited Securities but is not made available
to Owners or holders, v for any special,
consequential or punitive damages for any
breach of the terms of this Receipt or vi
arising out of any act of God, terrorism or
war or any other circumstances beyond its
control.
       The Depositary shall not be
responsible for any failure to carry out any
requests to vote any Deposited Securities or
for the manner or effect of any vote that is
cast either with or without the request of any
Owner, or for not exercising any right to vote
any Deposited Securities.
       The Depositary does not assume any
obligation and shall not be subject to any
liability to holders or Owners hereunder other
than agreeing to act without negligence or bad
faith in the performance of such duties as are
specifically set forth herein.
       The Depositary shall be under no
obligation to appear in, prosecute or defend,
any action, suit or other proceeding in respect
of any of the Deposited Securities or in
respect of the Receipts on behalf of Owners
or holders or any other persons.  The
Depositary shall not be liable for any action
or nonaction by it in reliance upon the advice
of or information from legal counsel,
accountants or any other persons believed by
it in good faith to be competent to give such
advice or information.
       The Depositary, subject to Article 14
hereof, may itself become the owner of and
deal in securities of any class of the issuer of
the Deposited Securities and in Receipts of
this issue.
12.	TERMINATION OF
AGREEMENT AND SURRENDER OF
THIS RECEIPT.
	The Depositary may at any
time terminate the agreement evidenced by
this Receipt and all other Receipts by mailing
notice of such termination to the Owners of
all Receipts then outstanding at their
addresses appearing upon the books of the
Depositary, at least thirty days prior to the
date fixed in such notice for termination.  On
and after such date of termination the Owner
hereof, upon surrender of this Receipt at the
Corporate Trust Office of the Depositary, will
be entitled to delivery of the amount of the
Deposited Securities represented hereby upon
the same terms and conditions, and upon
payment of a fee at the rates provided herein
with respect to the surrender of this Receipt
for Deposited Securities and on payment of
applicable taxes and charges.  The Depositary
may convert any dividends received by it in
cash after the termination date into U.S.
Dollars as herein provided, and after
deducting therefrom the fees of the
Depositary and referred to herein and any
taxes and governmental charges and shall
thereafter hold the balance of said dividends
for the pro rata benefit of the Owners of the
respective Receipts.  As to any Receipts not
so surrendered within thirty days after such
date of termination the Depositary shall
thereafter have no obligation with respect to
the collection or disbursement of any
subsequent dividends or any subscriptions or
other rights accruing on the Deposited
Securities.  After the expiration of three
months from such date of termination the
Depositary may sell any remaining Deposited
Securities in such manner as it may
determine, and may thereafter hold
uninvested the net proceeds of any such sale
or sales together with any dividends received
prior to such sale or the U.S. Dollars received
on conversion thereof, unsegregated and
without liability for any interest thereon, for
the pro rata benefit of the Owners of the
Receipts that have not theretofore been
surrendered for cancellation, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds.
After making such sale, or if no such sale can
be made after the expiration of one year from
such date of termination, the Depositary shall
be discharged from all obligations whatsoever
to the holders and Owners of the Receipts
except to make distribution of the net
proceeds of sale and of such dividends after
deducting all fees, charges and expenses of
the Depositary or of the Deposited Securities,
in case no sale can be made, upon surrender
of the Receipts.
13.	CERTAIN FEES AND
CHARGES OF THE DEPOSITARY.
	The Depositary may charge any party
depositing or withdrawing Shares, any party
transferring or surrendering Receipts, any
party to whom Receipts are issued including
issuance pursuant to a stock dividend or stock
split or an exchange of stock or distribution
pursuant to Articles 8 or 10 or Owners, as
applicable, i fees for the delivery or surrender
of Receipts and deposit or withdrawal of
Shares, ii fees for distributing cash, Shares or
other property received in respect of
Deposited Securities, iii taxes and other
governmental charges, iv registration or
custodial fees or charges relating to the
Shares, v cable, telex and facsimile
transmission expenses, vi foreign currency
conversion expenses and fees, vii depositary
servicing fees and viii any other fees or
charges incurred by the Depositary or its
agents in connection with the Receipt
program.  The Depositarys fees and charges
may differ from those of other depositaries.
The Depositary reserves the right to modify,
reduce or increase its fees upon thirty 30 days
notice to the Owner hereof.  The Depositary
will provide, without charge, a copy of its
latest schedule of fees and charges to any
party requesting it.
	The Depositary may charge
fees for receiving deposits and issuing
Receipts, for delivering Deposited Securities
against surrendered Receipts, for transfer of
Receipts, for splits or combinations of
Receipts, for distribution of each cash or
other distribution on Deposited Securities, for
sales or exercise of rights, or for other
services performed hereunder.  The
Depositary reserves the right to modify,
reduce or increase its fees upon thirty 30 days
notice to the Owner hereof.  The Depositary
will provide, without charge, a copy of its
latest fee schedule to any party requesting it.
14.	PRERELEASE OF
RECEIPTS.
	Notwithstanding any other
provision of this Receipt, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares PreRelease. The Depositary
may deliver Shares upon the receipt and
cancellation of Receipts which have been
PreReleased, whether or not such cancellation
is prior to the termination of such PreRelease
or the Depositary knows that such Receipt
has been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each PreRelease
will be a preceded or accompanied by a
written representation from the person to
whom Receipts or Shares are to be delivered
that such person, or its customer, owns the
Shares or Receipts to be remitted, as the case
may be, b at all times fully collateralized with
cash or such other collateral as the Depositary
deems appropriate, c terminable by the
Depositary on not more than five 5 business
days notice, and d subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of American Depositary Shares which are
outstanding at any time as a result of
PreReleases will not normally exceed thirty
percent 30% of the Shares deposited with the
Depositary; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
	The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.
15.	COMPLIANCE WITH
U.S. SECURITIES LAWS.
	Notwithstanding any terms
of this Receipt to the contrary, the Depositary
will not exercise any rights it has under this
Receipt to prevent the withdrawal or delivery
of Deposited Securities in a manner which
would violate the United States securities laws
including, but not limited to, Section 1A1 of
the General Instructions to the Form F6
Registration Statement, as amended from time
to time, under the Securities Act of 1933.
16.	GOVERNING LAW;
VENUE OF ACTIONS; JURY TRIAL
WAIVER.
	This Receipt shall be
interpreted and all rights hereunder and
provisions hereof shall be governed by the
laws of the State of New York.
	All actions and proceedings
brought by any Owner or holder of this
Receipt against the Depositary arising out of
or relating to the Shares or other Deposited
Securities, the American Depositary Shares or
the Receipts, or any transaction contemplated
herein, shall be litigated only in courts located
within the State of New York.
	EACH OWNER AND
HOLDER HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A TRIAL BY
JURY IN ANY SUIT, ACTION OR
PROCEEDING AGAINST THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR OTHER
DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, OR ANY TRANSACTION
CONTEMPLATED HEREIN, OR THE
BREACH HEREOF, INCLUDING
WITHOUT LIMITATION, ANY QUESTION
REGARDING EXISTENCE, VALIDITY OR
TERMINATION WHETHER BASED ON
CONTRACT, TORT OR ANY OTHER
THEORY.
17.	AMENDMENT OF
RECEIPTS.
       The form of the Receipts and the
agreement created thereby may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts; provided, however, that such thirty 30 days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every Owner and holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited
Securities represented by the American
Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law.